BDO Seidman, LLP	330 Madison Avenue
Accountants and Consultants	New York, NY 10017
Phone 212-885-8000
Fax 212-697-1299

April 21, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of the Form 8-K dated April 15, 2005, of Crown Financial Holdings Inc. and are in agreement with the statements contained in the first and second paragraphs.

We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

BDO Seidman, LLP